UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------


                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              GUIDANT CORPORATION
             (Exact name of registrant as specified in its charter)

           Indiana                                            35-1931722
(State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification no.)

         111 Monument Circle, Suite 2900
              Indianapolis, Indiana                           46204-5129
      (Address of principal executive offices)                (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered
           -------------------                ------------------------------

     Preferred Share Purchase Rights             New York Stock Exchange
       pursuant to Rights Agreement


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


 Securities Act registration statement file number to which this form relates:
                                Not Applicable.

       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None.

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On November 14, 2005, Johnson & Johnson and Guidant Corporation ("Guidant") entered into an Amendment and Restatement, dated as of November 14, 2005 (the "Amendment and Restatement"), to their Agreement and Plan of Merger, dated as of December 15, 2004 (the "Original Merger Agreement"). Guidant also entered into the First Amendment (the "First Amendment"), effective as of November 14, 2005, to its Rights Agreement, dated as of December 15, 2004 (the "Rights Agreement"), with EquiServe Trust Company, N.A. as rights agent. The sole purpose of the First Amendment is to clarify that all references to the Original Merger Agreement in the Rights Agreement also refer to the Amendment and Restatement.

Item 2.  EXHIBITS
         --------

1. Rights Agreement, dated as of December 15, 2004, between Guidant Corporation and EquiServe Trust Company, N.A., including the Form of Amendment to the Articles of Incorporation of Guidant Corporation, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 20, 2004).

2. First Amendment, effective as of November 14, 2005, to the Rights Agreement, dated as of December 15, 2004, between Guidant Corporation and EquiServe Trust Company, N.A. (incorporated by reference to
         Exhibit 4.1 to the Current Report on Form 8-K filed November 18,
         2005).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: November 18, 2005                   By:  /s/ Keith E. Brauer
                                                -------------------------------
                                           Name:  Keith E. Brauer
                                           Title: Vice President, Finance and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

1. Rights Agreement, dated as of December 15, 2004, between Guidant Corporation and EquiServe Trust Company, N.A., including the Form of Amendment to the Articles of Incorporation of Guidant Corporation, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed December 20, 2004).

2. First Amendment, effective as of November 14, 2005, to the Rights Agreement, dated as of December 15, 2004, between Guidant Corporation and EquiServe Trust Company, N.A. (incorporated by reference to
         Exhibit 4.1 to the Current Report on Form 8-K filed November 18,
         2005).